UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2024

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Agreement with Daniel T. Reineke, Jr.

As previously disclosed, Daniel T. Reineke, Jr., Executive Vice President, Business Development of Mach Natural Resources GP LLC (the “General Partner”), the general partner of Mach Natural Resources LP (the “Partnership”), resigned from the General Partner effective as of the close of business on April 19, 2024. In recognition of his contributions to the growth and success of the Partnership, on May 4, 2024, the General Partner and Mach Resources LLC entered into an agreement with Mr. Reineke (the “Reineke Agreement”) providing for (i) a lump sum payment to Mr. Reineke of $760,000, less applicable taxes and withholding, and (ii) accelerated vesting of all of Mr. Reineke’s 68,755 outstanding phantom units under the Mach Natural Resources LP 2023 Long-Term Incentive Plan (collectively, the “Benefits”).

As consideration for the Benefits, Mr. Reineke agreed to a comprehensive release of claims in favor of the General Partner, Mach Resources LLC and their respective affiliates. Mr. Reineke also agreed to be bound by restrictive covenants concerning confidential information, non-disparagement and non-solicitation of customers and employees. If Mr. Reineke violates the comprehensive release in the Reineke Agreement or his restrictive covenants, in each case, within the first year following the effective date of the Reineke Agreement, he will be required to repay the net after-tax portion of the Benefits.

The foregoing description of the Reineke Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the terms of the Reineke Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Change in Control and Severance Plan

On May 3, 2024, the Board of Directors of the General Partner (the “Board”) adopted the Mach Natural Resources LP Executive Change in Control and Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance payments upon an Eligible Executive’s Qualifying Termination. The Board has designated Tom Ward as a Tier 1 Executive and Kevin White as a Tier 2 Executive under the Executive Severance Plan. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Executive Severance Plan.

Upon an Eligible Executive’s Qualifying Termination that occurs outside of a Change in Control Protection Period, so long as the Eligible Executive executes and does not revoke a general release of claims (the “Release Requirement”) and continues to abide by the restrictive covenants in the Executive Severance Plan, the Eligible Executive will be entitled to receive (i) a cash severance payment equal to (a) for a Tier 1 Executive, such Eligible Executive’s Base Salary, and (b) for a Tier 2 Executive, five weeks of such Eligible Executive’s Base Salary for each full year of employment or service with the Partnership Group, with a minimum of five weeks of such Eligible Executive’s Base Salary and a maximum of fifty-two (52) weeks of such Eligible Executive’s Base Salary, in each case, payable in a lump sum on the Partnership’s first regularly scheduled pay date on or after the date that is 60 days after such Eligible Executive’s Date of Termination, and (ii) any Prior Year Bonus.

Upon an Eligible Executive’s Qualifying Termination that occurs during a Change of Control Protection Period, so long as the Eligible Executive satisfies the Release Requirement and continues to abide by the restrictive covenants in the Executive Severance Plan, the Eligible Executive will be entitled to receive (i) the Prior Year Bonus, and (ii) a cash severance payment equal to the sum of the following amounts, payable in a lump sum no later than 60 days after the Eligible Executive’s Date of Termination: (a) an amount equal to the product of (I) 2.5 (for a Tier 1 Executive) or 1.5 (for a Tier 2 Executive) and (II) the sum of the Eligible Executive’s (A) Base Salary and (B) Target Annual Bonus, (b) a pro-rated portion of the Eligible Executive’s Target Annual Bonus, and (c) an amount equal to the product of (I) 12 and (II) the Monthly COBRA Amount. Outstanding equity incentive awards held by the Eligible Executive would be treated in accordance with the terms and conditions of the applicable award agreement and, as applicable, the Long-Term Incentive Plan.

The Executive Severance Plan generally supersedes the severance entitlements, if any, provided to the Eligible Executives under any prior agreements, plans or arrangements. If the payments or benefits payable under the Executive Severance Plan would be subject to the parachute payment excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, then those payments or benefits will be reduced (but not below zero) if such reduction would result in a better net after-tax position for the applicable Eligible Executive.

This summary of the Executive Severance Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Executive Severance Plan and form of Participation Agreement thereunder filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Release Agreement, dated as of May 4, 2024, by and among Mach Natural Resources GP LLC, Mach Resources LLC and Daniel T. Reineke, Jr.
10.2	Mach Natural Resources LP Executive Change in Control and Severance Plan.
10.3	Form of Participation Agreement under the Mach Natural Resources LP Executive Change in Control and Severance Plan.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: May 9, 2024	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer

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